UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2024
Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15555	87-0267438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
Address of Principal Executive Offices, Including Zip Code)
405-415-8699
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	REPX	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On December 13, 2024, the Company entered into a sixteenth amendment (the “Amendment”) to the credit facility dated September 28, 2017 (the “Credit Facility”) by and among the Company, Riley Exploration – Permian, LLC, Truist Bank as Administrative Agent and the lenders from time to time party thereto. The Amendment amends the Credit Facility, among other things, to (a) extend the stated termination date of the Credit Facility to December 13, 2028 (or if any senior notes are then outstanding, the date that is 181 days prior to the earliest stated maturity date of such senior notes), (b) evidence the increase of the aggregate elected commitment amount of the lenders under the Credit Facility from $375,000,000 to $400,000,000, and (c) evidence the increase of the borrowing base under the Credit Facility from $375,000,000 to $400,000,000.

Amendment to Note Purchase Agreement

Concurrently with the Amendment, on December 13, 2024, the Company entered into a first amendment (“NPA Amendment”) to the Note Purchase Agreement dated April 3, 2023 (the “NPA”) by and among the Company, Riley Exploration – Permian, LLC, certain subsidiaries of Riley Exploration – Permian, LLC and the noteholders from time to time party thereto (the “NPA”). The NPA Amendment amends the NPA, among other things to waive the maximum pro forma leverage test for increases to the commitments under the Credit Facility, solely with respect to the commitment increase effectuated pursuant to the Amendment (as described above).

These descriptions of the Amendment and the NPA Amendment are summaries and are qualified in their entirety by reference to the full text of the Amendment and the NPA Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Certain lenders under the Credit Facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services or other services for the Company or its affiliates, and affiliates or certain of these lenders have served in the past as underwriters in public offerings of securities by the Company, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On December 18, 2024, the Company issued a press release announcing the execution of the Amendment and the NPA Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2. of Form 8-K, the information furnished pursuant to Item 7.01 in this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

10.1
Sixteenth Amendment to the Credit Agreement dated as of December 13, 2024, by and among Riley Exploration Permian, Inc., Riley Exploration - Permian, LLC, as borrower, Truist Bank, as administrative agent, and the lenders party thereto.

10.2
First Amendment to Note Purchase Agreement dated as of December 13, 2024 by and among Riley Exploration - Permian, LLC, as Issuer, Riley Exploration Permian, Inc., as Parent, each of the subsidiaries of the Issuer party thereto as guarantors, each of the holders from time to time party thereto, and U.S. Bank Trust Company, National Association, as agent for the holders.

99.1	Press release dated December 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RILEY EXPLORATION PERMIAN, INC.

Date:	December 18, 2024	By:	/s/ Philip Riley
Philip Riley
Chief Financial Officer